As filed with the Securities and Exchange Commission on October 9, 2012

Registration Nos. 333-165579, 333-165579-01, 333-165579-02, 333-165579-03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2147929
(State of Incorporation)	(IRS Employer Identification Number)

One Federal Street, Building 111-4, Springfield, MA 01105, Telephone number: (413) 785-5871

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

THE CONNECTICUT LIGHT AND POWER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0303850
(State of Incorporation)	(IRS Employer Identification Number)

107 Selden Street, Berlin, CT 06037, Telephone: (860) 665-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

NSTAR ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-1278810
(State of Incorporation)	(IRS Employer Identification Number)

800 Boylston Street, Boston, Massachusetts 02199, Telephone number: (617) 424-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire	02-0181050
(State of Incorporation)	(IRS Employer Identification Number)

Energy Park, 780 Commercial Street, Manchester, NH 03101, Telephone: (603) 669-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

WESTERN MASSACHUSETTS ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-1961130
(State of Incorporation)	(IRS Employer Identification Number)

One Federal Street, Building 111-4, Springfield, MA 01105, Telephone number: (413) 785-5871

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Gregory B. Butler

Senior Vice President, General Counsel

Northeast Utilities

56 Prospect Street

Hartford, CT 06103

(860) 665-5000

(Name, address, including zip code, and telephone number, including area code of Agent for Service for each Registrant)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
NORTHEAST UTILITIES	☑
THE CONNECTICUT LIGHT AND POWER COMPANY			☑
NSTAR ELECTRIC COMPANY			☑
PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE			☑
WESTERN MASSACHUSETTS ELECTRIC COMPANY			☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
NSTAR Electric Company Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate offering price of NSTAR Electric Company debt securities is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, NSTAR Electric Company is deferring payment of all of the registration fee associated with the debt securities.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-3 initially filed on March 19, 2010, by Northeast Utilities, The Connecticut Light and Power Company (“CL&P”), Public Service Company of New Hampshire (“PSNH”) and Western Massachusetts Electric Company (“WMECO”) (Registration Nos. 333-165579, 333-165579-01, 333-165579-02, 333-165579-03), as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on May 16, 2011 (filed solely to replace the Exhibit Index appearing in Item 16 of the initial filing), and as further amended by this Post-Effective Amendment No. 2 (the “Registration Statement”), is being filed to (i) add NSTAR Electric Company (“NSTAR Electric”), a Massachusetts corporation and wholly-owned subsidiary of Northeast Utilities, as an additional registrant and to file a prospectus with respect to the securities to be issued from time to time by NSTAR Electric; (ii) update the information provided in Part II of the Registration Statement related to NSTAR Electric; and (iii) file additional exhibits to the Registration Statement. No changes are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Northeast Utilities, CL&P, PSNH and WMECO, each of which remain a part of the Registration Statement, except for the restatement of exhibits attached hereto pursuant to Item 16. Accordingly, such existing prospectuses are not included in this Post-Effective Amendment No. 2. Pursuant to Rule 462(e) under the Securities Act of 1933, this Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

NSTAR Electric Company

Debt Securities

We may offer and sell our unsecured debt securities from time to time in one or more series.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Investing in our securities involves risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission, or the “SEC,” on February 7, 2012, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” using a “shelf” registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

•	the prospectus supplement; and

•	the prospectus.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NSTAR Electric,” the “Company,” “we,” “us,” “our” or similar references mean NSTAR Electric Company.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents we incorporate by reference concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could,” and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

•	actions or inaction by local, state and federal regulatory (including those of the Massachusetts Department of Public Utilities and the Federal Energy Regulatory Commission) and taxing bodies,

•	changes in business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products and services,

•	changes in weather patterns,

•	changes in laws, regulations or regulatory policy,

•	changes in levels and timing of capital expenditures,

•	disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

•	developments in legal or public policy doctrines,

•	technological developments,

•	changes in accounting standards and financial reporting regulations,

•	actions of rating agencies,

•	the outcome of the Northeast Utilities merger with NSTAR, and

•	other presently unknown or unforeseen factors.

Other risk factors are detailed in our reports filed with the SEC and updated as necessary, and we encourage you to consult such disclosures.

All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond our control. You should not place undue reliance on the forward-looking statements, each speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You are advised, however, to consult any further disclosures we make in our filings to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is: http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2011

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, as amended

•	Current Reports on Form 8-K filed on April 5, April 12 and July 30, 2012 (excluding any information furnished therein and not filed)

We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s Internet site at the address described above and at our website at http://www.nu.com. Our website is not part of this prospectus. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

NSTAR Electric Company

c/o Northeast Utilities

Investor Relations

56 Prospect Street

Hartford, Connecticut 06103

(860) 728-4650

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

THE COMPANY

NSTAR Electric Company (NSTAR Electric or the Company) is a regulated public utility incorporated in 1886 and is a wholly-owned subsidiary of Northeast Utilities. NSTAR Electric serves approximately 1.1 million electric customers in the City of Boston and 80 surrounding cities and towns in the Commonwealth of Massachusetts. Northeast Utilities, or NU, is a Massachusetts voluntary association and a public utility holding company registered with the Federal Energy Regulatory Commission (FERC) under the Public Utility Holding Company Act of 2005. NU is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 3 million customers in Connecticut, New Hampshire and Massachusetts through four wholly-owned subsidiaries, The Connecticut Light and Power Company, NSTAR Electric Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company, and franchised retail natural gas service to approximately 500,000 residential, commercial and industrial customers in Connecticut and Massachusetts through two wholly-owned indirect subsidiaries, NSTAR Gas Company and Yankee Gas Services Company. NU has two services companies, Northeast Utilities Service Company and NSTAR Electric & Gas Corporation, each of which provides management and support services to NU subsidiaries, including NSTAR Electric.

NSTAR Electric supplies distribution and transmission service at rates regulated by the Massachusetts Department of Public Utilities (DPU) to an area of 1,702 square miles, which includes the City of Boston and 80 surrounding cities and towns, including Cambridge, New Bedford, Plymouth and the geographic area comprising Cape Cod and Martha’s Vineyard. The population of this area is approximately 2.5 million.

Harbor Electric Energy Company, a wholly-owned subsidiary of NSTAR Electric, provides distribution services and ongoing support to its only customer, the Massachusetts Water Resources Authority’s wastewater treatment facility located on Deer Island in Boston, Massachusetts.

NSTAR Electric has two wholly-owned special purpose subsidiaries, BEC Funding II, LLC and CEC Funding, LLC, established to facilitate the sale of electric rate reduction certificates at public offerings. NSTAR Electric consolidates each of these entities.

Our executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 (telephone: (617) 424-2000).

RISKS RELATED TO OUR BUSINESS

Investing in the debentures involves risk. Please see the risk factors in NSTAR Electric’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and the twelve months ended June 30, 2012:

	Six Months Ended June 30, 2012	Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	3.14x	6.49x	6.27x	5.63x	4.51x	4.30x

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, we anticipate that the net proceeds to be received from the sale of the debt securities will be used for:

•	the payment of capital expenditures for extensions, additions, and improvements to the Company’s plant and properties, or for the payment of obligations of the Company incurred for such expenditures;

•	the redemption or repayment of outstanding long-term debt and short term debt balances; and/or

•	general working capital purposes.

Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of June 30, 2012, we had an aggregate of $1,600,000,000 principal amount of debt securities outstanding under the indenture, consisting of five series.

The prospectus supplement will include the particular terms of the debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•	any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	the stated maturity date or dates on which principal is payable;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, and the redemption price or prices;

•	the denominations in which the debt securities shall be issuable;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•

any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to debt securities of the series; and

•	any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate that at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default

The following are “events of default” under the indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due and when that default has continued for three business days;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•	default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•	acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable under the debt securities of that series; or

•

in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

•	the trustee shall have failed to institute the proceeding within 60 days; and

•

the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

The indenture may be modified and amended by us and the trustee through a supplemental indenture. Any modification must have the consent of holders of at least a majority of the principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•	change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

•	we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

•	other specified conditions are met.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security

•	will not be entitled to have securities registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities, and

•	will not be considered the registered holder thereof under the indenture.

Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•	there shall have occurred and be continuing an event of default with respect to the securities represented by the global debt security.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owners of such securities.

The following is based solely on information furnished by DTC:

The Depository Trust Company (DTC) will act as securities depository for all debt securities being registered by this registration statement (the Securities). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate (Global Certificate) will be issued for each issue of the Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue. Certificated securities will not be exchangeable for Global Certificates and, except under the circumstances described above, the Global Certificates will not be exchangeable for certificated securities.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-US. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-US. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-US. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each

Security (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the securities issuer (Issuer) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Tender/Remarketing Agent, and shall effect delivery of such Securities by causing the Direct

Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to Tender/Remarketing Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell securities:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters;

•	through one or more agents; or

•	directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents or underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

VALIDITY OF SECURITIES

Unless otherwise noted in the applicable prospectus supplement, legal opinions relating to the validity of the securities will be given by Richard J. Morrison, Secretary of Northeast Utilities Service Company, a service company affiliate of ours. We currently anticipate that Choate Hall & Stewart LLP, Boston, Massachusetts, will pass on certain matters with respect to the securities registered for any underwriters, agents or dealers.

EXPERTS

The consolidated financial statements and financial statement schedules of NSTAR Electric incorporated in this Prospectus by reference to NSTAR Electric’s Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NSTAR ELECTRIC COMPANY

DEBT SECURITIES

PROSPECTUS

October 9, 2012

You should rely only on the information contained or incorporated by reference in the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the debt securities in any state where the offer is not permitted.

The information contained in this prospectus is current only as of the date stated on the cover.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Securities and Exchange Commission Registration Fee	$		*
Services of Independent Accountants		*	*
Trustee Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Debt Securities Rating Fees		*	*
Printing and Delivery Expenses		*	*
Listing Fees		*	*
Transfer Agent and Fees		*	*
Rating Agency Fees		*	*
“Blue Sky” Fees		*	*
Miscellaneous Expenses
Total	$	*	*

*	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Northeast Utilities

Article 34 of our Declaration of Trust provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon them, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by them in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his or her own receipts and for his or her own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him or her in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through such Trustee’s own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him or her in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his or her reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his or her reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him or her in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his or her duties in the said trusts.

In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the Declaration of Trust (1) for any breach of such person’s duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

Article 34 of the Declaration of Trust also provides that we shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her acting was in our best interests. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that such person’s acting was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

In performing their duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he or she serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he or she shall not be entitled to indemnification.

The rights of indemnification provided by the Declaration of Trust are not exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts. We also maintain an insurance policy that insures our Trustees and officers against certain liabilities.

The Connecticut Light and Power Company

We are organized under the laws of the State of Connecticut. Section 33-771 of The Connecticut Business Corporation Act (CBCA) generally provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation.

The CBCA also provides that, unless ordered by a court under section 33-774 of the CBCA, a corporation may not indemnify a director under section 33-771: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

A corporation may not indemnify a director under section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in said section. The determination shall be made: (1) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (2) by special legal counsel (A) selected in the manner prescribed in clause (1) of this sentence, or (B) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (3) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

In addition, under the CBCA a director who is a party to a proceeding because he is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall: (1) order indemnification if it determines that the director is entitled to mandatory indemnification under section 33-772 of the CBCA; (2) order indemnification or advance for expenses if the court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by section 33-778(a) of the CBCA; or (3) order indemnification or advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable (A) to indemnify the director or (B) to advance expenses to the director, even if he has not met the relevant standard of conduct set forth in section 33-771(a) of the CBCA, failed to comply with section 33-773 of the CBCA or was adjudged liable in a proceeding referred to in section 33-771(d)(1) or (2) of the CBCA, provided if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 33-776 of the CBCA provides that (a) a corporation may indemnify and advance expenses under sections 33-770 to 33-779 of the CBCA, inclusive, to an officer, employee or agent of the corporation who is a party to a proceeding because he is an officer, employee or agent of the corporation (1) to the same extent as a director, and (2) if he is an officer, employee or agent but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. A corporation may delegate to its general counsel or other specified officer or officers the ability under section 33-376(a) of the CBCA to determine that indemnification or advance for expenses to such officer, employee or agent is permissible and the ability to authorize payment of such indemnification or advance for expenses. By their terms, the provisions of section 33-376 that are described in this paragraph do not in any way limit either the ability or the obligation of a corporation to indemnify and advance expenses under other applicable law to any officer, employee or agent who is not a director.

Section IX of our Certificate of Incorporation provides that we shall indemnify and advance reasonable expenses to an individual made or threatened to be made a party to a proceeding because he/she is or was a director of CL&P to the fullest extent permitted by law under sections 33-771 and 33-773 of the CBCA. Section IX also requires that we indemnify and advance reasonable expenses under sections 33-770 to 33-778, inclusive, of the CBCA to any officer, employee or agent of CL&P who is not a director to the same extent as a director and to such further extent, consistent with public policy, as may be provided by contract, our Certificate of Incorporation, our Bylaws or a resolution of our board of directors. Section IX further provides that, in connection with any advance for such expenses, we may, but need not, require any such officer, employee or agent to deliver a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for expenses if it is ultimately determined that he/she is not entitled to indemnification. Under Section IX, our board of directors, by resolution, our general counsel, or such additional officer or officers as the board of directors may specify, shall have the authority to determine that indemnification or advance for such expenses to any such officer, employee or agent is permissible and to authorize payment of such indemnification or advance for expenses. Section IX also provides that our board of directors, by resolution, our general counsel, or such additional officer or officers as our board of directors may specify, shall also have the authority to determine the terms on which we shall advance expenses to any such officer, employee or agent, which terms need not require delivery by such officer, employee or agent of a written affirmation of his/her good faith belief that he/she has met the relevant standard of conduct or a written undertaking to repay any funds advanced for such expenses if it is ultimately determined that he/she is not entitled to indemnification.

Section IX provides that the indemnification and advance of expenses provided for therein shall not be deemed exclusive of any other rights to which those indemnified or eligible for advance for expenses may be entitled under Connecticut law as in effect on the effective date of Article IX and as thereafter amended or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Finally, Section IX provides that no lawful repeal or modification of Section IX or the adoption of any provision inconsistent therewith by our board of directors and shareholders or change in statute shall apply to or have any effect on our obligations to indemnify or to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of CL&P in defending any proceeding arising out of or with respect to any acts or omissions occurring at or prior to the effective date of such repeal, modification or adoption of a provision or statutes change inconsistent with Section IX.

CL&P also maintains an insurance policy that insures its directors and officers against certain liabilities.

NSTAR Electric Company

Section 67 of Chapter 156B of the Massachusetts General Laws, incorporated into Chapter 164 of the Massachusetts General Laws applicable to public utility corporations, provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or by-laws.

Section 9 of our by-laws provides that the corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation;

provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

NU has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR Electric for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer for any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

NSTAR Electric also maintains an insurance policy that insures its directors and officers against certain liabilities.

Public Service Company of New Hampshire

We are organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the NHBCA) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expense to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Article IX of our By-Laws provides that we will indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer, against expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal thereof.

Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made: (1) by the Board acting (a) by majority vote or action of a disinterested quorum of directors; or (b) if such quorum is not obtainable, as directed by a majority vote or action of a committee of the Board, duly designated to act in the matter by a majority vote or action of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or (2) by independent legal counsel, selected by the Board or a committee thereof by vote or action as set forth in clauses (a) and (b) of clause (1), or if the requisite quorum of the full Board cannot be obtained and such committee cannot be established, by a majority vote or action of the full Board (in which selection directors who are parties may participate); or (3) by a majority vote of the holders of the outstanding stock at the time entitled to vote for directors, voting as a single class; or (4) by any other method of determination selected by the Board (in which selection directors who are parties may participate).

Under our By-laws, we must advance expenses incurred with respect to any such action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of any undertaking then required under applicable law by or on behalf of such recipient.

PSNH also maintains an insurance policy that insures its directors and officers against certain liabilities.

Western Massachusetts Electric Company

We are a corporation organized under the laws of the Commonwealth of Massachusetts. Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

Article XVIII of our By-laws provides that we will indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or other agent of WMECO, is or was serving at our request as a Director, officer, employee, or other agent of another organization, or is or was serving at our request in any capacity with respect to any employee benefit plan, against all liabilities and expenses, including reasonable attorneys’ fees, judgments, fines, penalties and amounts paid in settlement or compromise, actually and reasonably incurred in connection with such action, except with respect to any matter as to which such person shall have been adjudicated in such action not to have acted in good faith in the reasonable belief that such person’s action was in the best interests of WMECO or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan.

Article XVIII also provides that as to any matter disposed of by settlement or compromise by such Director, officer, employee or other agent of WMECO pursuant to a consent decree or otherwise, we shall provide no indemnification either for said payment or for any other expenses unless such settlement or compromise is approved as in the best interests of WMECO, or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan, after notice that it involves such indemnification:

(a)	by a disinterested majority of our Directors then in office; or

(b)	by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Director, officer, employee or other agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of WMECO or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan, or

(c)	by the holders of a majority of our outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by an interested Director, officer, employee or other agent.

In discharging such person’s duty, any such Director, officer, employee or other agent of WMECO, when acting in good faith, may rely upon the books of account of WMECO or of such other organization, reports made to us or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts selected with reasonable care by our Board of Directors or officers, or upon other records of WMECO or of such other organization.

Under our By-laws, we may advance expenses incurred with respect to any such action, suit or proceeding prior to the final disposition of such action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the recipient to repay such amount if said person shall be adjudicated to be not entitled to indemnification under this section, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

WMECO also maintains an insurance policy that insures its directors and officers against certain liabilities.

ITEM 16.  EXHIBITS.

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

(a)	The undersigned Registrants hereby each undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrants each undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrants each hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 9th day of October, 2012.

NORTHEAST UTILITIES (REGISTRANT)

By:	/s/ Thomas J. May
Thomas J. May
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. May Thomas J. May	President and Chief Executive Officer and a Trustee (Principal Executive Officer)	October 9, 2012

/s/ James J. Judge James J. Judge	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 9, 2012

/s/ Jay S. Buth Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2012

* Richard H. Booth	Trustee	October 9, 2012

* John S. Clarkeson	Trustee	October 9, 2012

* Cotton M. Cleveland	Trustee	October 9, 2012

Signature	Title	Date

* Sanford Cloud, Jr.	Trustee	October 9, 2012

/s/ James S. DiStasio James S. DiStasio	Trustee	October 9, 2012

* Kenneth R. Leibler	Trustee	October 9, 2012

* Charles W. Shivery	Chairman of the Board of Trustees	October 9, 2012

*By:

/s/ Gregory B. Butler
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Connecticut Light and Power Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 9th day of October, 2012.

THE CONNECTICUT LIGHT AND POWER COMPANY (REGISTRANT)

By:	*
Leon J. Olivier
Chief Executive Officer and a Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. May Thomas J. May	Chairman and a Director	October 9, 2012

* Leon J. Olivier	Chief Executive Officer and a Director (Principal Executive Officer)	October 9, 2012

/s/ James J. Judge James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	October 9, 2012

/s/ Gregory B. Butler Gregory B. Butler	Director	October 9, 2012

* David R. McHale	Director	October 9, 2012

Signature	Title	Date

/s/ Jay S. Buth Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2012

*By:

/s/ Gregory B. Butler
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NSTAR Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 9th day of October, 2012.

NSTAR ELECTRIC COMPANY (REGISTRANT)

By:	/s/ Leon J. Olivier
Leon J. Olivier
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. May Thomas J. May	Chairman and a Director	October 9, 2012

/s/ Leon J. Olivier Leon J. Olivier	Chief Executive Officer (Principal Executive Officer)	October 9, 2012

/s/ James J. Judge James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	October 9, 2012

/s/ Gregory B. Butler Gregory B. Butler	Director	October 9, 2012

/s/ Jay S. Buth Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Public Service Company of New Hampshire, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 9th day of October, 2012.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (REGISTRANT)

By:	*
Leon J. Olivier
Chief Executive Officer and a Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. May Thomas J. May	Chairman and a Director	October 9, 2012

* Leon J. Olivier	Chief Executive Officer and a Director (Principal Executive Officer)	October 9, 2012

/s/ James J. Judge James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	October 9, 2012

* Gary A. Long	President, Chief Operating Officer and a Director	October 9, 2012

/s/ Gregory B. Butler Gregory B. Butler	Director	October 9, 2012

Signature	Title	Date

* David R. McHale	Director	October 9, 2012

/s/ Jay S. Buth Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2012

*By:

/s/ Gregory B. Butler
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Western Massachusetts Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 9th of October, 2012.

WESTERN MASSACHUSETTS ELECTRIC COMPANY (REGISTRANT)

By:	*
Leon J. Olivier
Chief Executive Officer and a Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Judge, Gregory B. Butler, Philip J. Lembo and Richard J. Morrison as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this Registration Statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. May Thomas J. May	Chairman and a Director	October 9, 2012

* Leon J. Olivier	Chief Executive Officer and a Director (Principal Executive Officer)	October 9, 2012

/s/ James J. Judge James J. Judge	Executive Vice President and Chief Financial Officer and a Director (Principal Financial Officer)	October 9, 2012

* Peter J. Clarke	President, Chief Operating Officer and a Director	October 9, 2012

/s/ Gregory B. Butler Gregory B. Butler	Director	October 9, 2012

Signature	Title	Date

* David R. McHale	Director	October 9, 2012

/s/ Jay S. Buth Jay S. Buth	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2012

*By:

/s/ Gregory B. Butler
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

1.		Underwriting Agreement

(A)	Northeast Utilities

	1.1*	Form of Underwriting Agreement for the Senior Notes.

	1.2*	Form of Underwriting Agreement for the Common Shares.

	1.3*	Form of Underwriting Agreement for the Preferred Shares.

(B)	The Connecticut Light and Power Company

	1.1*	Form of Underwriting Agreement for the CL&P Bonds

(C)	NSTAR Electric Company

	1.1*	Form of Underwriting Agreement for the NSTAR Electric Debentures

(D)	Public Service Company of New Hampshire

	1.1*	Form of Underwriting Agreement for the PSNH Bonds

(E)	Western Massachusetts Electric Company

	1.1*	Form of Underwriting Agreement for the WMECO Senior Notes

3.		Articles of Incorporation and Bylaws

(A)	Northeast Utilities

	3.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315).

4.		Instruments defining the rights of security holders, including indentures

(A)	Northeast Utilities

	4.1	Indenture between Northeast Utilities and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor trustee, dated as of April 1, 2002, as amended and supplemented (incorporated by reference to Exhibit A.3 to NU 35-CERT/A, filed April 16, 2002, File No. 70-9535).

	4.2**	Form of Supplemental Indenture.

(B)	The Connecticut Light and Power Company

	4.1	Indenture of Mortgage and Deed of Trust between CL&P and Bankers Trust Company, Trustee, dated as of May 1, 1921, as amended and restated as of April 1, 2005. (incorporated by reference to Exhibit 4.2, CL&P Annual Report on Form 10-K for the year ended December 31, 2006, File No. 0-00404)

	4.2**	Form of Supplemental Indenture.

(C)	NSTAR Electric Company

	4.1	Indenture dated as of September 1, 1988 between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank of Montreal Trust Company), as trustee (Incorporated herein by reference to the Boston Edison Form 10-Q for the quarter ended September 30, 1988, Commission file no. 1-2301).

	4.2*	Form of Supplemental Indenture

(D)	Public Service Company of New Hampshire

	4.1	First Mortgage Indenture between PSNH and First Fidelity Bank, National Association, New Jersey, now First Union National Bank, Trustee, dated as of August 15, 1978 (Composite including all amendments effective June 1, 2011) (included as Exhibit C to the Eighteen Supplemental Indenture filed as Exhibit 4.1 to PSNH Current Report on Form 8-K filed on June 2, 2011, File No. 001-06392).

	4.2**	Form of Supplemental Indenture.

(E)	Western Massachusetts Electric Company

	4.1	Indenture between WMECO and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee, dated as of September 1, 2003 (incorporated by reference to Exhibit 99.2, WMECO Current Report on Form 8-K filed October 8, 2003, File No. 0-7624)

	4.2**	Form of Supplemental Indenture.

5.		Legal Opinions

	5.1**	Opinion of Jeffrey C. Miller, Esq. regarding the legality of the securities being issued filed for Northeast Utilities, The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company (previously filed as Exhibit 5).

	5.2	Opinion of Richard J. Morrison, Esq. regarding the legality of the securities being issued filed for NSTAR Electric Company.

12.		Statement re: Computation of Ratios

(A)	Northeast Utilities

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of NU Annual Report on Form 10-K for the year ended December 31, 2011, File No. 1-5324).

(B)	The Connecticut Light and Power Company

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of CL&P Annual Report on Form 10-K for the year ended December 31, 2011, File No. 0-00404).

(C)	NSTAR Electric Company

	12.1	Statement re: Computation of Ratios.

(D)	Public Service Company of New Hampshire

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of PSNH Annual Report on Form 10-K for the year ended December 31, 2011, File No. 1-6392).

(E)	Western Massachusetts Electric Company

	12.1	Statement re: Computation of Ratios (incorporated by reference to Exhibit 12 of WMECO Annual Report on Form 10-K for the year ended December 31, 2011, File No. 0-7624).

23		Consent of Experts and Counsel

	23.1	Consent of Deloitte & Touche LLP filed for Northeast Utilities, The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company

	23.2**	Consent of Jeffrey C. Miller, Esq. (included in Exhibit 5.1).

	23.3	Consent of PricewaterhouseCoopers LLP filed for NSTAR Electric Company

	23.4	Consent of Richard J. Morrison, Esq. (included in Exhibit 5.2).

24	**	Powers of Attorney (included on the signature page of each Registrant to this Registration Statement).

25		Statement of Eligibility of Trustee

(A)	Northeast Utilities

	25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A.

(B)	The Connecticut Light and Power Company

	25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company).

(C)	NSTAR Electric Company

	25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.

(D)	Public Service Company of New Hampshire

	25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.

(E)	Western Massachusetts Electric Company

	25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company N.A., formerly known as The Bank of New York Trust Company, N.A.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.
**	Previously filed.